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                                                                      Exhibit 99

NEWS RELEASE                                                     [CALIBER LOGO]

                                                      CALIBER SYSTEM, INC.
                                                      3925 Embassy Parkway
Investor Contact:   Investor Relations                P.O. Box 5459
                    (330) 665-8814                    Akron, OH 44334-0459
                                                      (330) 665-5646
Media Contact:      Dina Gruey                        http://www.calibersys.com
                    (330) 665-8849

FOR IMMEDIATE RELEASE
APRIL 21, 1997

                 CALIBER SYSTEM ANNOUNCES FIRST QUARTER RESULTS

     AKRON, OHIO - Caliber System, Inc. (NYSE: CBB) today reported a net loss for the first quarter ended March 29, 1997 of $49.2 million or $1.25 per share, compared to net income of $9.6 million or $0.24 per share in the first quarter of 1996. Included in the first quarter results is a restructuring charge of $85 million ($56.4 million net of tax) or $1.43 per share for employee-related costs, including severance and benefits, costs related to lease terminations and other expenses resulting from the restructuring of Viking Freight, which was announced on March 27, 1997. Excluding the effect of these restructuring charges, the company earned $.18 per share in the quarter. Revenue for the first quarter of 1997 amounted to $641.2 million, a 10% increase over 1996 first quarter revenue of $582.1 million.

     "This has been a pivotal quarter for Caliber, " said Daniel J. Sullivan, Chairman, President and CEO of Caliber System. "With the restructuring of Viking, we are optimistic about our prospects for the remainder of the year. RPS, Roberts Express and Caliber Logistics are off to a good start in 1997."

     Excluding Viking, combined revenues amounted to $440.1 million in 1997, an increase of 19% over 1996 levels. Operating profit of $46.6 million in 1997 improved from $32.2 million in 1996. Operating margins at RPS, Roberts and Logistics improved over last year as aggressive cost control measures implemented in the fourth quarter of 1996 have had a positive effect on earnings.

     As part of the restructuring, the Company terminated the operations at the former Coles Express unit in the Northeast and Spartan Express in the Southeast and Midwest and is negotiating the sale of the former Central Freight Lines, which serves customers in the Southwest. Viking now provides regional freight service to customers in 12 western through 43 terminals.

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FIRST QUARTER RESULTS
PAGE 2 OF 3

RPS Posts Record First Quarter Revenues and Profits
---------------------------------------------------

     Revenue at RPS amounted to $339.1 million for the first quarter of 1997 as compared to 1996 first quarter revenues of $287.7 million, an 18% increase. However, there were three additional shipping days in this year's first quarter. Operating income rose to $38.7 million in the first quarter of 1997 from $27.7 million in 1996. The RPS results were positively affected by a $5.3 million one-time change in employee benefits.

     "We are pleased with RPS's performance during the first quarter," said Sullivan. "Package volume is significantly higher than last year; however, a continuing, aggressive pricing environment, lower package weights and a greater percentage of overnight packages in the company's mix has reduced revenue yields year over year. Nonetheless, revenue and profits have improved over 1996's first quarter. Our on-time service - the best in the company's 12-year history - is currently running at 96%. Our commitment to service culture as well as a strong retail environment have helped RPS realize double-digit growth in the first quarter."

Roberts and Caliber Logistics
-----------------------------

     Roberts Express, the Company's expedited carrier, reported revenue growth of 4% over the first quarter last year and operating income 5% higher than 1996. Caliber Logistics experienced a 54% increase in gross revenue and a 38% increase in net revenues for the first quarter over the same period in 1996 while improving operating income. "Both of these units met their profits plans in the quarter," said Sullivan.

Viking
------

     Viking's first-quarter revenue decreased to $201.1 million in 1997 from $211.3 million in 1996. The operating loss, excluding the $85 million restructuring charge, amounted to $33.1 million compared to a loss of $14.0 million in the first quarter of last year.

     "Viking is reducing expenses as quickly as possible as the company completes the transition process," noted Sullivan. "Response to the new Viking in the West has been very positive among our customer base."

     Sullivan added that negotiations for the sale of Central are continuing and expects resolution of the matter in the current fiscal quarter. Operations have ceased at all of the 83 terminals in the Northeast, Southeast and Midwest.

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FIRST QUARTER RESULTS
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Consolidated Results
---------------------

        Unaudited revenue and earnings for the first quarter of 1997, with comparable figures for 1996, are as follows:

                                                               (First Quarter)
                                               -------------------------------------------
                                               March 29, 1997                March 23, 1996
                                               --------------                --------------
                                               (dollars in thousands, except per share data)
Revenue
    RPS                                        $   339,135                   $     287,699
    Viking                                         201,051                         211,284
    Other                                          101,010                          83,091
                                               -----------                    ------------
                                               $   641,196                    $    582,074
                                               ===========                    ============
Operating Income (Loss)
    RPS                                        $    38,711                    $     27,729
    Viking                                         (33,064)                        (13,988)
    Other                                            7,879                           4,440
Operating Income Before Restructuring          -----------                    ------------
                                                    13,526                          18,181

    Restructuring Charge                           (85,000)                             --
                                               -----------                    ------------
Operating Income (Loss)                            (71,474)                         18,181
Other Expense, Net                                    (125)                         (1,232)
                                               -----------                    ------------
Income (Loss) Before Income Taxes                  (71,599)                         16,949
Provision (Benefit) For Income Taxes               (22,375)                          7,328
                                               -----------                    ------------
Net Income (Loss)                              $   (49,224)                   $      9,621
                                               ===========                    ============
Earnings (Loss) Per Share                      $     (1.25)                   $       0.24
                                               ===========                    ============
Average Shares Outstanding                          39,247                          39,505
                                               ===========                    ============

Note: The sale of Roadway Express stock retained from the spin-off decreased other expense, net by $5.3 million or $0.07 per share. The Company operates in 13 four-week periods. Each of the first three quarters contain 12 weeks and the fourth quarter contains 16 weeks.


        Caliber System is a leading provider of value-added transportation, logistics and related information services. Its operating companies include RPS, a business-to-business small-package carrier; Viking Freight, a supplier of regional freight service in the West; Caliber Logistics, a contract logistics provider; Roberts Express, a critical-shipment carrier; and Caliber Technology, a producer of systemwide information services. By combining its operating units' products and services, Caliber offers integrated, customized solutions that meet customer demand for more comprehensive transportation and logistics programs.

        This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.

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